                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12


                                  ISRAMCO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

         -----------------------------------------------------------------------

                                  ISRAMCO, INC.
                               11767 Katy Freeway,
                              Houston, Texas 77079

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         NOTICE IS HEREBY GIVEN that the 2006 annual meeting (the "Annual Meeting") of the stockholders of Isramco, Inc. (the "Company") will be held at the Company's offices at 11767 Katy Freeway, Houston, Texas, 77079, Suite 711, on June 27, 2006 at 9:00 A.M., local time, for the following purposes:

         (i) to elect five directors of the Company to hold office until the next annual meeting of the stockholders and until their respective successors shall have been duly elected and qualified;

         (ii) to ratify the appointment of Malone Bailey, PC as the Company's independent public accounting firm for the year ending December 31, 2006; and

         (iii) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

         The Board of Directors has fixed the close of business on May 10, 2006, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

         If you do not expect to be personally present at the Annual Meeting but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you complete, sign and date the enclosed proxy and promptly return it by mail in the postage paid envelope provided.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             Haim Tsuff
                                             Chairman of the Board
                                             Chief Executive Officer

May 18, 2006

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                                  ISRAMCO, INC.
                               11767 Katy Freeway,
                              Houston, Texas 77079

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 27, 2006

                                  INTRODUCTION

         This Proxy Statement is being sent to stockholders of Isramco, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board of Directors" or the "Board") for use at the 2006 annual meeting (the "Annual Meeting") of the Company's stockholders (the "Stockholders") to be held at the Company's offices at 11767 Katy Freeway, Houston, Texas 77079, Suite 711, on Tuesday, June 27, 2006 at 9:00 A.M., local time, and any adjournment(s) thereof. The purposes of the Annual Meeting are:

         (i) to elect five directors of the Company to hold office until the next annual meeting of the stockholders and until their respective successors shall have been duly elected and qualified;

         (ii) to ratify the appointment of Malone & Bailey, PC ("M&B") as the Company's independent public accounting firm for the year ending December 31, 2006; and

         (iii) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

         If proxy cards in the accompanying form are properly executed and returned, the shares of the Company's common stock, par value $0.001 per share ("Common Stock"), represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) FOR the election as directors of the nominees of the Board of Directors named below; (ii) FOR the proposal to ratify the appointment of M&B as the Company's independent public accounting firm for the year ending December 31, 2006; and (iii) in the discretion of the proxies named in the proxy card, on any other proposals to properly come before the Annual Meeting or any adjournment(s) thereof.

         Any Stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed proxy bearing a later date or a written instrument revoking the proxy or by personally appearing at the Annual Meeting.

         This Proxy Statement will first be mailed to stockholders on or about May 19, 2006.

                       VOTING RIGHTS AND VOTING SECURITIES

         All voting rights are vested exclusively in the holders of the Common Stock. Only holders of Common Stock of record at the close of business on May 10, 2006 (the "Record Date"), will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had outstanding a total of 2,717,691 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held either in person or by proxy.

         The holders of a majority of the issued and outstanding Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions and shares held of record by a broker which are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the shares present in person or by proxy is required for approval of Proposal No. 1 (Election of Directors); and the affirmative vote of a majority of the shares present in person or by proxy is required for approval of Proposal No. 2 (Ratification of Independent Public Accountants). Abstentions will have no effect on Proposal No. 1 and will be counted as votes against Proposal No. 2. With respect to shares of Common Stock held in a brokerage account, the broker is entitled to vote those shares on Proposals No. 1 and No. 2 if no instructions are received from the beneficial owner of the shares.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information, as of the Record Date, concerning the ownership of the Common Stock by (a) each of the Company's directors and Named Executive Officers (as defined under "Executive Compensation"); and (b) all current directors, officers and significant employees of the Company as a group.


                               Number of Shares Percent of
Name of Beneficial Owner (1)      Beneficially Owned (2)       Common Stock (2)

Haim Tsuff, Chairman and CEO          1,354,041(3)                49.82%

Jackob Maimon, President and              38,819                     1.43%
Director

Doron Avraham, Vice President                --                        *

Yossi Levy, Israeli Branch Manager           --                        *

Max Pridgeon, Director                       --                        *

Donald L. Lovell, Director                   --                        *

Amir Mireskandari, Director                  --                        *

All directors and
officers as a group (7 persons)        1,392,860                    51.25%

* Less than 1%

         (1) The address of such person is c/o Isramco, Inc., 11767 Katy Freeway, Houston Texas.

          (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days of the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

         (3) Haim Tsuff owns 100% of United Kingsway Ltd., which through YHK General Manager Ltd., controls various entities, which may be deemed to control the Company. The General Partner of YHK is YHK General Managers Ltd. Joseph Tsuff (the father of Haim Tsuff) is a director of YHK General Managers Ltd. YHK owns of record approximately 42.4% of Equital Ltd. (formerly known as Pass-port Ltd.), Equital Ltd. owns approximately 33% of J.O.E.L. - Jerusalem Oil Exploration Ltd. (JOEL), JOEL owns approximately 85.4% of Naphtha Israel Petroleum Corp, Ltd. ("Naphtha"), which holds 100% of Naphtha Holdings Ltd. JOEL also owns approximately 8.2% of the shares of Equital Ltd. Naphtha Holdings Ltd. owns of record approximately 48.39% of the issued and outstanding Common Stock.

         Information regarding these relationships is set forth in Schedule 13D filings and amendments made thereto made on behalf of the above entities, which are on file with the SEC. As a result of the foregoing, Haim Tsuff, Kingsway, YHK, Equital Ltd., JOEL, Naphtha and Naphtha Holdings Ltd. may be deemed to control the Company.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded to, earned by, or paid, for all services rendered to the Company during the Company's fiscal years ended December 31, 2005, 2004 and 2003 by the Company's Chief Executive Officer and the most highly compensated executive officers and key employees of the Company whose total annual salaries and bonuses exceeded $100,000 for the year ended December 31, 2005 (the "Named Executive Officers").


                                 SUMMARY COMPENSATION TABLE
                                                                          Long Term
                                     Annual Compensation                Compensation
                                  -------------------                   ------------
                                        Securities
 Name and                                                      Other Annual       Underlying
Principal Position          Year     Salary($)    Bonus($)   Compensation($)     Options(#)(1)

 Haim Tsuff                 2005     240,000      150,000           --                  --
 Chairman of the Board      2004      240,000     150,000           --                  --
 and Chief Executive        2003      240,000     125,000           --                  --
 Officer

 Jackob Maimon              2005      240,000     150,000           --                  --
 President                  2004      240,000          --           --                  --
                            2003      240,000     125,000           --                  --

 Doron Avraham              2005      180,000     75,000            --                  --
 Vice President (1)         2004      180,000          --           --                  --
                            2003           --          --           --                  --

 Joshua Folkman             2005     101,000           --           --                  --
 Exploration Manager        2004      101,000          --           --                  --
 Branch Office              2003      101,000          --           --                  --

(1) Mr. Avraham commenced his employment with the Company in December 2003.

                             OPTIONS GRANTED IN 2005

         None of the Named Executive Officers were granted any options during the year ended December 31, 2005.

       AGGREGATED OPTION EXERCISES IN 2005 AND 2005 YEAR END OPTION VALUES



                                                     Number of Securities       Value of Unexercised
                    Shares                                 Options at           in-the-Money Options
                  Acquired on        Value           December 31, 2005(#)       at December 31, 2005($)(2)
Name              Exercise (#)    Realized ($)(1)  Exercisable/Unexercisable    Exercisable/Unexercisable

Haim Tsuff          38,919          208,606                0   /   0                  0   /   0
Jackob Maimon       38,919          208,606                0   /   0                  0   /   0
Doron Avraham         --              --                   0   /   0                  0   /   0
Yossi Levy            --              --                   0   /   0                  0   /   0
Joshua Folkman        --              --                2000   /   0                  0   /   0


(1) Based upon the difference between the exercise price of such options and the closing price of the Common Stock ($9.64) on March 23, 2005 as reported on The NASDAQ Capital Market.

(2) Based upon the difference between the exercise price of such options and the closing price of the Common Stock ($15.07) on December 30, 2005 as reported on The NASDAQ Capital Market.



EMPLOYMENT/CONSULTING AGREEMENTS

         In May 1996 the Company entered into a consulting agreement with Goodrich Global L.T.D. B.V.I., a company owned and controlled by Haim Tsuff, the Company's Chairman of the Board of Directors and Chief Executive Officer. This agreement was amended in April 1997. Pursuant to this consulting agreement, the Company pays to the consultant $240,000 per annum in installments of $20,000 per month in addition to reimbursing the consultant for all reasonable expenses incurred in connection with services rendered on behalf of the Company. The agreement continues in effect through May 31, 2008 and contains certain customary confidentiality and non-compete provisions. If the consulting agreement is terminated by the Company other than for cause, then the consultant is entitled to receive the equivalent of payments due through the remaining term of the agreement.

         In November 1999 the Company entered into a consulting agreement with Worldtech Inc., a Mauritius company of which Jackob Maimon, the President of the Company, is a director. Pursuant to this consulting agreement the Company pays the consultant $240,000 per annum in installments of $20,000 per month, in addition to reimbursing the consultant for all reasonable business expenses incurred in connection with the services rendered on behalf of the Company. The agreement continues in effect through May 31, 2008 and contains certain customary confidentiality and non-compete provisions. If the consulting agreement is terminated by the Company other than for cause, then the consultant is entitled to receive the equivalent of payments due through the remaining term of the agreement.

         In December 2003 the Company entered into an employment agreement with Doron Avraham, its Vice President. Pursuant to this employment agreement the Company pays Mr. Avraham a salary of $180,000 per annum in installments of $15,000 per month, in addition to reimbursing him for all reasonable business expenses incurred in connection with the performance of services on behalf of the Company. The agreement continues in effect through November 30, 2007 and contains certain customary confidentiality and non-compete provisions. If the employment agreement is terminated by the Company other than for cause, then Mr. Avraham is entitled to receive the equivalent of payments due through the remaining term of the agreement.



         In July 1988 the Company entered into an employment agreement with Joshua Folkman, its Explorations Manager. Pursuant to this employment agreement (as amended from time to time ) the Company pays Mr. Folkman an annual salary of $101,000. If the employment agreement is terminated by the Company other than for cause, then Mr. Folkman is entitled to one lump sum payment of $69,000.

INFORMATION RELATING TO EXECUTIVE OFFICERS WHO ARE NOT DIRECTOR NOMINEES

         The following individuals are not directors or director nominees, but serve as executive officers of the Company or its subsidiaries.



NAME                       AGE              POSITION

Doron Avraham              31               Vice President

Yossi Levy                 54               Branch Manager, Israel Branch

Dr. Joshua Folkman         65               Exploration - Manager, Branch Office


         Doron Avraham was appointed to the position of Vice President as of December 9, 2003. Until his employment with the Company, Mr. Avraham was Vice President of Operations of Silverled Ltd., an European based company primarily engaged in the field of asset management where he supervised operations control, business development and strategy and operations, a position he held from November 2001. Mr. Avraham received a BA in Economics and Business Management from Tel Aviv University in March 2001.

         Yossi Levy has been Branch Manager of the Company's Branch Office in Israel since August 1996. Since 1988 Mr. Levy has held the position of General Manager of Naphtha - Israel Petroleum Corp. Ltd. (Naphtha), a public company primarily engaged in the oil and gas business in Israel. Since January 1, 2002, Mr. Levy has been the general manager of J.O.E.L. - Jerusalem Oil Exploration Ltd. (JOEL), the parent company of Naphtha.

         Dr. Joshua Folkman has been Exploration Manager of the Company's Israel branch office since 1987.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During 2005 and 2004, the Company paid Naphtha, respectively, $235,000 and $228,000 in respect of office services for its Israeli Branch office. Mr. Haim Tsuff, the Company's Chairman and Chief Executive Officer, may be deemed to control Naphtha.

         The Company paid Equital Ltd. $148,375 consulting fee for Isramco's projects in US and in Israel .Equital is company controlled by Haim Tsuff, the chairman of the Board and Chief Executive Officer of the Company.

         On January 1, 2001 the Company retained the services of I.O.C. - Israel Oil Company Ltd. ("I.O.C.") in connection with the operation of Jay Petroleum LLC and Jay Management Company LLC (wholly owned subsidiaries of the Company). In consideration thereof, the Company paid I.O.C. $120,000 for each of 2005 and 2004. Mr. Haim Tsuff, the Company's Chairman and Chief Executive Officer, may be deemed to control I.O.C.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

         Based solely on review of the copies of such forms received by the Company with respect to 2005, the Company believes that all of the filing obligations of officers, directors and 10% stockholders under Section 16 (a) during 2005 have been complied with.

                                PERFORMANCE GRAPH

         The following graph compares the yearly percentage of change in the Company's cumulative stockholder return on its Common Stock (assuming reinvestment of dividends at date of payment into Common Stock) to the cumulative total return on the NASDAQ Market Index ("NASDAQ Index") and the cumulative total return on the GICS (Global Industry Classification Standard) Standard & Poor's Oil & Gas Exploration and Production Index ("Peer Index") for the period of five years commencing on December 31, 2000 and ending on December 31, 2005. The graph assumes that $100 was invested on December 31, 2000 in the common stock of the Company, The NASDAQ Index and Peer Index, and further assumes no payment or reinvestment of dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

         The graph shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this graph by reference.


                                  PEER
  YEAR            NASDAQ          INDEX          COMPANY
                    $               $               $
12/31/00          100.00         100.00          100.00
12/31/01           60.55         107.50           78.94
12/31/02           42.39         116.87           54.06
12/31/03           95.80         151.31           81.09
12/31/04           81.36         194.00           88.05
12/31/05          234.00         269.28           89.26

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Board of Directors of the Company currently consists of five (5) members. The persons named below have been nominated by the Board of Directors for election to hold office until the next annual meeting and until their successors are elected and have been qualified.

         It is the intention of the persons named in the accompanying proxy to vote FOR the election of the persons named below as directors of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxies will be voted (in the discretion of the holders of such proxies) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board of Directors is not aware of any circumstances likely to cause any nominee to become unavailable for election.


NAME                       AGE            POSITION

Haim Tsuff                 49             Chairman of the Board, Chief Executive
                                          Officer and Director

Jackob Maimon              50             President, Director

Max Pridgeon               38             Director

Donald D. Lovell           73             Director

Amir Mireskandari          37             Director

         Haim Tsuff has been a director of the Company since January 1996 and the Chairman of the Board of Directors and Chief Executive Officer since May 1996. Mr. Tsuff is the sole director and owner of United Kingsway Ltd. and Chairman of YHK General Manager Ltd. (which entity effectively controls Equital Ltd., JOEL, Naphtha and Naphtha Holdings Ltd.) and may be deemed to control the Company.

         Jackob Maimon has been President of the Company since November 1999. Mr. Maimon is the Chairman of the Board of Directors of Naphtha Israel Petroleum Corporation Ltd. ("Naphtha"), an Israeli entity, which holds indirectly through Naphtha Holdings, Ltd., another Israeli entity, approximately 48.4% of the issued and outstanding stock of the Company. Mr. Maimon has held the position at Naphtha since August 1996.

         Max Pridgeon has been a director of the Company since April 2001. Since December 2002, Mr. Pridgeon has served as a director and executive officer of Griffin Decorations, a business which he founded. From March 1995 through December 2002, he served as director of MAXIM Wholesale and Marketing Co., a company which he founded. Concurrently, from February 1999, Mr. Pridgeon has also served as a manager of sales for Europe and the Middle East for Blenfin XI, Netherlands, a company that engages in the distribution of wooden picture frames. From April 1996 through January 1999, Mr. Pridgeon served as a property acquisitions consultant to M.A. Realistic Estate, Netherlands, a company engaged in the ownership and management of hotels in the Netherlands. From September 1989 through March 1995, Mr. Pridgeon served as account manager and then export manager at VERNO Holland, a company engaged in the marketing and distribution of oil paintings.

         Donald D. Lovell has been a director since March 2004. Mr. Lovell, a certified public accountant, has been in private practice in Houston, Texas since 1984, focusing on advising emerging and medium sized businesses and providing tax planning.

         Amir Mireskandari has been a director since August 2004. Since September 1995 Mr. Mireskandari has been employed as a Financial and Operations Principal at the Lugano Group where he is responsible for financial analysis. The Lugano Group is a New Orleans based broker-dealer and consulting firm. Prior to his association with the Lugano Group, from 1991 to 1993, Mr. Mireskandari worked as an Investment Analyst at the International Finance Corporation (IFC) in Washington D.C. In the past, Mr. Mireskandari was also retained as an advisor on privatization to the Ministry of Mines and Heavy industry of the Kingdom of Morocco to conduct a competitive study of the private sector.

         All officers serve until the next annual meeting of directors and until their successors are elected and qualified. There are no family relationships between any of the above director nominees, and there is no arrangement or understanding between any of the above director nominees and any other person pursuant to which he was selected as a director nominee.

DIRECTOR COMPENSATION

         During 2005, directors who are not employees of the Company were paid a fee of $750 for each meeting of the Board that they attend (whether in person or by telephone).

INFORMATION ABOUT THE BOARD OF DIRECTORS

INDEPENDENCE AND MEETINGS

         During the fiscal year ended December 31, 2005, the Board met once and acted by unanimous written consent on nine occasions. During the fiscal year ended December 31, 2005, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

         The Board does not have a formal policy with respect to Board members attendance at annual stockholder meetings, though it encourages directors to attend such meetings.

BOARD COMMITTEES

         The Board of Directors has established three standing committees: the audit committee (the "Audit Committee"); the compensation committee (the "Compensation Committee"); and the nominating committee (the "Nominating Committee").

AUDIT COMMITTEE

         The members of the Audit Committee are Max Pridgeon, Donald D. Lovell and Amir Mireskandari. The Board of Directors has determined that each of Messrs. Pridgeon, Lovell and Mireskandari meet the independence criteria set out in Rule 4200(a)(14) of the Marketplace Rules of the National Association of Securities Dealers ("NASD"). Mr. Lovell is the chairman of the Audit Committee. The Board has determined that Mr. Lovell is an "audit committee financial expert" as defined by the rules of the SEC. The Audit Committee met five times in 2005.

         The Board has adopted a charter governing the duties and responsibilities of the Audit Committee. A copy of the Audit Committee charter was attached to the Company's definitive proxy statement that was filed on April 29, 2004 in connection with the Company's 2004 annual meeting. The principal function of the Audit Committee is to assist the Board in its oversight responsibilities relating to the financial accounting, reporting and controls. The Audit Committee monitors and evaluates periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by senior management and the independent auditors, is directly responsible for the appointment, compensation and oversight of the work of the Company's independent auditors, reviews and evaluates the qualifications, independence and performance of the independent auditors, monitors the Company's compliance with legal and regulatory requirements, monitors the performance of internal audit function and facilitates communication among independent auditors, senior management and the Board.

THE NOMINATING COMMITTEE

         In April 2004, the Board of Directors formed the Nominating Committee to address Board development matters. The current members of the Nominating Committee are Donald D. Lovell and Max Pridgeon. The Board of Directors has determined that Messrs. Lovell and Pridgeon meet the independence criteria set out in the NASD's Marketplace Rule 4200(a)(14). Mr. Lovell is the Chairman of the Nominating Committee. The Nominating Committee did not meet in 2005. The Board has adopted a charter governing the duties and responsibilities of the Nominating Committee and a copy of such charter is attached as an exhibit to the Company's definitive proxy statement on Schedule 14-A that was filed with the Securities and Exchange Commission on April 29, 2004 in connection with the Company 2004 annual meeting of its stockholders.

         The Nominating Committee will consider candidates that are nominated by its stockholders. The name, together with the business experience and other relevant background information of a candidate, should be sent to the Chairman of the Board who will then forward such information to the Nominating Committee for its review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates submitted by directors. Other than candidates submitted by its directors and executive officers, the Company has never received a proposed candidate for nomination from any security holder that beneficially owned more than 5% of the Common Stock.

COMPENSATION COMMITTEE

         In April 2004, the Board of Directors formed the Compensation Committee, which is responsible for reviewing the compensation arrangements in effect for the Company's executive officers. The Compensation Committee currently consists of Donald D. Lovell and Max Pridgeon. The Board of Directors has determined that Messrs. Lovell and Pridgeon meet the independence criteria set out in the NASD's Marketplace Rule 4200(a)(14). Mr. Pridgeon is the Chairman of the Compensation Committee. The Compensation Committee did not in 2005 but acted by unanimous written consent on one occasion.

         The principal functions of the Compensation Committee are to review the Company's incentive compensation programs for executive officers and approve the annual compensation for executive officers.

CODE OF BUSINESS ETHICS AND CONDUCT

         The Company has adopted a Code of Business Ethics and Conduct (the "Code of Conduct") that applies to all of its employees. A copy of the Code of Conduct has been filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2005. If the Company makes any substantive amendment to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         Although the Company does not have formal procedures for stockholder communication with the Board of Directors, stockholders of the Company are encouraged to communicate directly with the members of the Board. Persons interested in communicating their concerns or issues to the independent directors may address correspondence to a particular director, or to the independent directors generally in care of the Chief Executive Officer and Chairman of the Board, Mr. Haim Tsuff. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chairman of the Audit Committee. Company personnel will not screen or edit such communications and will forward them directly to the intended member of the Board.

REPORT OF THE AUDIT COMMITTEE

         The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of the Company's filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporate this report by reference.

         The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2005, which include the consolidated balance sheets of the Company as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2005 and the notes thereto.

         REVIEW WITH MANAGEMENT. The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

         REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS. The Audit Committee has discussed with M&B, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) that includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received disclosures and the letter from Mann required by Independence Standards Board Standard No. 1 (that relates to the accountant's independence from the Company and its related entities) and has discussed with the auditors its independence from the Company.

         CONCLUSION. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Dated: April 30, 2006

AUDIT COMMITTEE

MAX PRIDGEON
DONALD D. LOVELL
AMIR MIRESKANDARI

                      REPORT OF THE COMPENSATION COMMITTEE

         The following report of the Compensation Committee is provided solely to the stockholders of the Company pursuant to the requirements of Schedule 14A promulgated under the Securities Exchange Act of 1934, and shall not be deemed to be "filed" with the SEC for the purpose of establishing statutory liability. Unless otherwise specifically incorporated by reference, this report shall not be deemed to be incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement.

EXECUTIVE COMPENSATION PHILOSOPHY

         The Company's executive compensation policy is designed with the goals of ensuring that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining highly qualified executive officers, and providing total compensation that is competitive with companies in comparable industries or other companies of comparable size, growth and performance.

EXECUTIVE COMPENSATION COMPONENTS

         The key components of the Company's compensation program are base salary, eligibility for annual incentive bonus awards and equity participation in the form of stock options. Executive officers are also entitled to customary benefits generally available to all Company employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

         During 2005, Mr. Tsuff's, annual salary was $240,000, the same level it has been since 2001. The base salary for Mr. Tsuff was fixed with reference to his experience, responsibilities and performance and the competitive marketplace. The appropriate level of bonuses and increases for the Chief Executive Officer, if any, will be based in large part on Company performance.

COMPENSATION COMMITTEE

DONALD D. LOVELL
MAX PRIDGEON

April 30, 2006


BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                                 PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF MALONE & BAILEY, PC
               AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTING FIRM
                      FOR THE YEAR ENDING DECEMBER 31, 2006

         The Audit Committee has selected Malone & Bailey, PC ("M&B") as the Company's independent public accounting firm for the year ending December 31, 2006. The Board has directed that such appointment be submitted for ratification by the shareholders at the Annual Meeting.

         On January 20, 2005, the Audit Committee accepted the resignation of UHY - Mann Frankfort Stein & Lipp CPAS, LLP ("UHY LLP") (formerly Mann Frankfort Stein & Lipp CPAS, L.L.P.) as the Company's independent accountants. Concurrent with UHY LLP's resignation, the Audit Committee appointed M&B as the independent accounting firm to audit the financial statements of the Company for the year ended December 31, 2004.

         The reports by UHY LLP with respect to the Company's financial statements for each of the years ended December 31, 2002 and 2003 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2002 and 2003 and during the subsequent interim period, there were no disagreements between the Company and UHY LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of UHY LLP, would have caused it to make reference to the subject matter thereof in connection with its reports.

         During the fiscal years ended December 31, 2002 and 2003 and through the date of their resignation, UHY LLP did not advise the Company with respect to any matters described in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K.

         During the fiscal years ended December 31, 2002 and 2003 and through the date of their appointment, the Company did not consult with M&B regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; (iii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

         It is anticipated that a member of M&B will be present at the Annual Meeting and will be available to respond to questions.

         If the Stockholders do not ratify the selection of M&B as the Company's independent public accounting firm for the year ending December 31, 2006, the Audit Committee will reconsider the appointment. However, even if the Stockholders do ratify the selection, the Audit Committee may still appoint a new independent public accounting firm at any time during the year if it believes that such a change would be in the best interests of Company and its stockholders.

FEES

         The following table presents fees for professional audit services rendered by M&B for the audit of the Company's annual financial statements for fiscal years 2005 and 2004 and fees billed for other services rendered during 2005 and 2004.

Type of Service/Fee         Fiscal 2005         Fiscal 2004

Audit Fees (1)              $72,482             $107,744

Audit Related Fees (2)      $0                  $0

Tax Fees (3)                $22,000             $45,221

All Other Fees (4)          $0                  $0


(1) Audit Fees consist of fees for professional services rendered for the audit of the Company's consolidated financial statements included in its Annual Report on Form 10-K and the review of the interim financial statements included in its Quarterly Reports on Form 10-Q, and for the services that are normally provided in connection with regulatory filings or engagements.

(2) Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. This category includes fees related to consultation regarding generally accepted accounting principles.

(3) Tax Fees consist of fees for tax compliance, tax advice and tax planning.

(4) All Other Fees consist of fees for products and services not included in the above categories.

         The Audit Committee reviewed the non-audit services rendered for fiscal 2005 and fiscal 2004 as set forth in the above table and concluded that such services were compatible with maintaining the public accounting firm's independence. The Audit Committee's policy is to pre-approve all audit services and all non-audit services that Company's independent public accounting firm is permitted to perform for Company under applicable federal securities regulations. As permitted by the applicable regulations, the Audit Committee's policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent public accounting firm and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Audit Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MALONE & BAILEY, PC AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2006.

                                  OTHER MATTERS

         Management does not intend to present to the meeting any matters other than matters referred to herein, and as of this date Management does not know of any matter that will be presented by other persons named in the attached proxy to vote thereon in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

         Under the rules of the SEC, proposals of Stockholders intended to be presented at the 2007 annual meeting of Stockholders must be made in accordance with the by-laws of the Company and received by the Company at its principal executive offices for inclusion in the Company's proxy statement for that meeting no later than January 15, 2007. The Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2007 proxy statement.

                                  ANNUAL REPORT

         Enclosed is the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005. This Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

                             SOLICITATION OF PROXIES

         The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

         It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             Haim Tsuff
                                             Chairman of the Board
                                             Chief Executive Officer


Date: May 18, 2006

                                  ISRAMCO, INC.
                               11767 KATY FREEWAY
                              HOUSTON, TEXAS 77079

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 27, 2006

The undersigned hereby constitutes and appoints HAIM TSUFF AND J. MONROE CUTLER, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all the shares of common stock, par value $.001 per share, of ISRAMCO, INC. (the "Company"), that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the 2006 Annual Meeting of Stockholders of the Company, to be held on June 27, 2006, and at any adjournment thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

1. ELECTION OF DIRECTORS. Nominees: HAIM TSUFF, JACKOB MAIMON, MAX PRIDGEON, DONALD D. LOVELL AND AMIR MIRESKANDARI (Mark only one of the following boxes.)

|_| VOTE FOR ALL NOMINEES LISTED ABOVE, EXCEPT VOTE WITHHELD AS TO THE FOLLOWING NOMINEES (IF ANY): ______________________

|_| VOTE WITHHELD FROM ALL NOMINEES

2. PROPOSAL TO RATIFY THE APPOINTMENT OF MALONE & BAILEY, PC AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

|_| FOR |_| AGAINST |_| ABSTAIN

3. In Their Discretion, Upon Any Other Business That May Properly Come Before the Meeting or Any Adjournment Thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees of the Board of Directors; FOR the ratification of the appointment of Malone & Bailey, PC as the Company's independent public accounting firm for the fiscal year ended December 31, 2006; and in the discretion of the proxies named herein on any other proposals to properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Proxy Statement dated May 1, 2006.

Dated:  _________________

                           SIGNATURE OF SHAREHOLDER(S)

          (When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

                  Please date and sign exactly as name appears above.

           I plan |_| I do not plan |_| to attend the Annual Meeting.